Jyra Research INC

         Text for Jyra Research Inc 2001 10K absent of Auditors Opinion




















The approximate aggregate market value of the voting stock held by non-affiliates of the registrant on April 22, 2002, was $616,655 based on the closing sales price of the Company's Common Stock as reported on The
OTC Bulletin Board National Market. As of April 22, 2002, the registrant had outstanding 14,677,586 shares of Common Stock, par value $0.001, of which the Company believes 10,277,586 are owned by persons other than the Company's executive officers and members of the Board of Directors and the beneficial owners of 5% or more of the voting stock of the Company.

                               JYRA RESEARCH INC.

                             2001 FORM 10-K REPORT

                               TABLE OF CONTENTS

                                    PART I
  ITEM 1.     Business                                                  2

  ITEM 2.     Properties                                               12

  ITEM 3.     Legal proceedings                                        12

  ITEM 4.     Submission of matters to a vote of security holders      12


                                    PART II
  ITEM 5.     Market for the registrant's common equity and related    13
              Stockholder matters

  ITEM 6.     Selected financial data                                  16

  ITEM 7.     Management's discussion and analysis of financial        17
              condition and results of operations

  ITEM 7A     Quantitative and Qualitative disclosure about            37
              market risk

  ITEM 8.     Financial statements and supplementary data              38

  ITEM 9.     Changes in and disagreements with accountants on         59
              accounting and financial disclosures


                                   PART III
  ITEM 10.    Directors and executive officers of the registrant       60

  ITEM 11.    Executive compensation                                   62

  ITEM 12.    Security ownership of certain beneficial owners          66
              and management

  ITEM 13.    Certain relationships and related transactions           68


                                    PART IV
  ITEM 14.    Exhibits, financial statement schedules and reports      69
              on Form 8-K

This Form 10-K contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company's current judgement on those issues. Because such statements apply to future events, they are subject to risks and uncertainties and, therefore, the actual results may differ materially. Important factors which could cause actual results to differ materially are described in the following paragraphs and are particularly noted under BUSINESS RISKS contained under "Management's Discussion and Analysis of Financial Condition and Results of Operations" below and in other reports filed with the U.S. Securities and Exchange Commission from time to time.


                                     PART 1

ITEM 1. BUSINESS

Certain Statements contained in this Annual Report on Form 10-K, including, without limitation, statements containing the words "believes", "estimates", "expects", and words of similar import, constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are referred to the Business Risk section starting on page 23, which identify important risk factors that could cause actual results to differ from those contained in the forward looking statements.


GENERAL

Jyra Research Inc. ("Jyra" or the "Company") was incorporated on May 2, 1996, and is a provider of Quality of Experience (QoE) monitoring and measurement software solutions. Jyra solutions monitor Quality of Experience for content, network services and visibility of business processes delivered over LAN, WAN or Wireless. Jyra's unique three tiered service model enables companies to correlate usage, usability and utilization, thus showing the reality of the delivered service and how the business is affected. This monitoring and presentation of data enables the cross correlation of customer Quality of Experience, underlying dependencies and overall performance. The Jyra solutions provide the ability to rapidly identify the owner of performance issues and to quickly isolate and resolve both service and network aspects of the issues before they impact on the business.

OUR CUSTOMERS AND MARKETS

We believe that our market is best described as the network performance management market, and that the greatest opportunity exists for our product in those markets which use applications to carry revenue bearing, mission critical services. We see enterprises and service providers to be under increasing pressure to provide their users with consistently fast access to networked applications and services. New applications such as video on demand services, mobile GPRS/3G and time sensitive on-line business services all require consistent high levels of performance in order to operate. This requirement is compounded by an increased sophistication, among an ever discriminating and demanding end user population.

Jyra measures, analyses, and reports on the deliverables of network and IT infrastructures in terms of the quality of experience they provide to end-users. Our products allow our customers to know the quality of experience available to their own users at any time and to also understand where any delays or bottlenecks are occurring. We believe that the quality of customers' on-line experience, whether they are simply browsing the net, watching the news on a 3G mobile, or using the office intranet for mission critical, time sensitive transactions is now seen as far too important to be left to chance. We see performance as an increasingly popular metric by which service providers, internal IT departments, integrators, business process outsource companies, and mobile data service providers are being judged, and we believe it is central to a revolution in the way in which service management and network performance dollars are being spent.

IDC describes network performance management products to be the forerunners of a change from network to service management. From 2001 to 2005, IDC projects the transition from network node to IP-service-based management will drive vendor revenues to nearly double from $1.4 billion in 2000 to $2.5 billion in 2005. Service level management is the fastest-growing sub segment of the network performance management market, IDC project vendor revenues to increase in this sector at a 2000-2005 Compound Annual Growth Rate "CAGR" of 21% to $922 million in 2005. Jyra breaks this market into six sections with network being the largest overall market, but with mobile providing some of the individually largest opportunities albeit from a smaller customer community.


OUR PRODUCTS

The complexity involved in delivering a high quality experience to customers and users increases as ever more technologies are introduced along the service delivery path. Jyra solutions monitor Quality of Experience for content, network services, and business processes end to end across the entire service delivery path. A typical service may be delivered via a network path which comprises multiple technologies and each path may be different for each user device.

Jyra's customers may be responsible for the entire service path, end to end, or they may rely on third parties for one or more elements within the overall service path. Jyra's product positioning reflect the different needs and requirements of each of the key sectors within the service management market.

      Network
      Web
      Application
      VOIP
      Content
      Mobile

Network

Underlying networks continually affect the Quality of Experience. Companies depend on their networks to provide user and customer service. If a network is not available, the results could spell disaster. High availability and reliability are key business requirements for any network and Jyra's information on network performance monitoring provides the in-depth visibility needed to quickly isolate network problems and prevent them affecting business.

Support for network services are a major part of any solution that wants to be able to show availability and diagnostic capabilities. Jyra's key monitoring metrics are:
              Availability                 Latency
              Response Time                Jitter
              Errors                       Throughput
              Loss                         Utilization

Web Service Effectiveness

Web sites that provide a poor or irregular quality of experience are used less, or even ignored. Companies need to know from day one that their Web site is effective, that customers can get access to it, that the site performs when under peak load, how customers are using it, top pages that are used, how long customers stay and much, much more.

Jyra's Web services monitoring includes Web page analysis, content analysis, connect analysis and server analysis to provide comprehensive information about the performance and structure of the customers site. Information is included regarding unavailable resources, server performance, content analysis of pages and server usage; everything necessary to make the changes to continually improve each customer's Quality of Experience

Applications

Corporations rolling out new applications are frequently relying on a mix of web, mainframe and database technologies. They are sensitive to the difficulty in delivering quality of experience across a range of complex substructures and purchase Jyra to monitor end to end Quality of Experience before, during, and after any changes they make.

Voice over IP

The reliability and normally excellent Quality of Experience provided by conventional telephone systems has set an extremely demanding target for VoIP networks. Reaching this target requires the distributed proactive monitoring for which the Jyra solution is designed. Checking 24x7, the Jyra solution can identify service degradation even when customers are not making calls.
With Jyra, voice managers can improve service performance before end users even become aware of a problem. The Jyra solution specifically addresses the IP performance management needs of carriers, service providers, and large enterprises. It includes features that provide early warning of problems occurring in VoIP networks, enabling voice quality and service to be maintained around the clock. It assures that service level agreements (SLAs) are being met, and its easy to use reports identify any trends in service degradation.

Content Delivery

Service providers realise that if they are to attract "paying" customers they must deliver an excellent Quality of Experience and been seen so to do. Content delivery networks are central to service providers' survival plans and intrinsic to these plans is a recognition that quality of experience will make the difference between success and further failure. Equally content owners are demanding that any content delivery solution guarantees the quality of that content to the point of delivery, be that delivery to mobile or internet users.

High value brand owners do not wish to see their brand tarnished by poor quality service provider delivery, which is the reason they demand performance measurement. Jyra's distributed, fully scalable architecture is a comprehensive solution that delivers quality assurance measurements from the content provider to the customer. The Jyra content solution can uniquely monitor customer quality of experience for all media types against the range of potential access devices and storage systems, in other words true end to end.

Jyra's comprehensive solution ensures that the content can be delivered, and at the level of quality demanded by the content owners. By deploying Jyra software solutions, carriers are not only able to ensure that content can be delivered but are also able to rectify discrepancies in service before they effect the customers and thus revenues.

Mobile Services

Mobile networks, even new 3G compliant services, operate within very tight performance bands. The range and complexity of these networks present operators with real challenges in assuring customer quality of experience. We believe that the new range of streaming and visually intensive services will need to use Jyra products from the test phase onward. Content providers need to deliver content across various wireless networks to disparate devices. Using Jyra in the mobile arena helps ensure that users have a consistent e-business experience across multiple channels. Customers are being promised the ability to conduct transactions at their convenience, regardless of how and where they access the service. To be competitive, a service provider must be able to extend the service to mobile users with the same Quality of Experience as non-mobile users.

The Jyra Mobile solution has been designed to make visible the level of service experienced by the customer, enabling the operator to have visibility of the delivery of key services; GPRS Services Monitoring, SMS Monitoring, WAP Service Monitoring, Application Monitoring, (Audio, Video, Mail).


PRODUCT LICENSING/PRICING

We issue both perpetual and time limited licenses for our solutions based on customer needs. Product licenses are priced both by the number of remote software agents and by the amount/type of work these agents are licensed to perform.

This flexible approach to licensing allows us to scale the pricing in line with the business benefit our customers derive from our solutions. This effective pricing model allows us to gain entry level orders starting at $15,000 and allows the license to scale up to $150,000 and beyond for particular customised and tailored solutions.


SALES, MARKETING AND CUSTOMER SUPPORT

SALES

We sell our product primarily through our direct sales organization located in Hemel Hempstead, Hertfordshire, United Kingdom. Our direct sales organization also provides pre-sales technical support.

We believe it is necessary during 2002 to focus on selling a greater amount of product through multiple channels including systems integrators and resellers. These resellers provide system installation, technical support, and follow-up services to end-customers. Generally, resellers have nonexclusive agreements within a territory. Resellers do not receive sales commissions, but are entitled to purchase at a discount (relative to suggested end-user prices) for the products, which they resell. The Company continues to seek and to attract additional service partners, primarily in the telecommunications industry. These permit Jyra to participate in larger deals as part of an overall service management solution.


MARKETING

Historically our marketing has been focused on our direct sales operations. With the increased emphasis on a channel strategy during 2002 we intend to expand the marketing activity with a programme designed to create brand awareness and provide the sales collateral for the new channel strategy. To ensure that the marketing is effective, and subject to sufficient financial resource we believe it necessary to engage the services of an external Public Relations company and to appoint a Marketing Director.


CUSTOMER SUPPORT

We support our products domestically on a direct basis. We currently offer a range of services, including product support, education and network consulting, although management expects that our systems integrators will be the primary providers of services associated with our product range. The Company's products are typically sold with a support agreement of up to one year included in the sales order. We also offer support services for our products beyond this initial period, for a fixed fee, through our support program. Customers whose products are covered under support agreements receive software updates, phone-in technical support, and various electronic support options.


INTERNATIONAL OPERATIONS

We have operated internationally from the first launch of our products. During 2001 the Company's international operations were withdrawn to allow the Company to focus on the United Kingdom. We operate a single global pricing strategy, where product is priced in Sterling. Additionally, we will accept international orders in US dollars, and may accept orders in Euros. We are subject to additional risk as a result of international operations, and this is covered more fully in "Business Risks".

COMPETITION

The market for performance measurement solutions and products is rapidly evolving. The global nature of the Internet makes it easier for existing and new competitors to become visible to our customers and prospects. We expect competition in this market to intensify in the future. Our competitors vary in size and in the scope and breadth of the products and services that they offer. Our primary business is the supply of enterprise-scale solutions to corporates and to network operators. Our primary competitors are Mercury Interactive, Keynote, Micromuse and Concord.

Some of our competitors have, and our future competitors may have:

      longer operating histories;

      larger customer bases;

      greater brand recognition in similar businesses; and

      significantly greater financial, marketing, technical and other resources.

In addition, some of our competitors may be able to:

      devote greater resources to marketing and promotional campaigns;

      adopt more aggressive pricing policies; and

      devote more resources to technology and systems development.


Customers may choose to spend more on additional capacity rather than better management of the existing capacity.

We suffer indirect competition from suppliers that offer to control or shape the network traffic on all or part of the network. Customers may choose to believe that expenditure solely on control rather than independent measurement is an adequate solution.

Increased competition may result in price reductions, increased costs of providing our services and loss of market share, any of which could seriously harm our business. We may not be able to compete successfully against our current and future competitors.

RESEARCH AND DEVELOPMENT

We are engaged in research and development efforts to develop customer solutions for each of our main markets. We focus our product development activities on products that are responsive to customer requirements and that provide end-to-end performance management solutions. There can be no assurance that we will be able to successfully develop new products to address new customer requirements and technological changes, or that such products will achieve market acceptance. All of our expenditures for research and development costs have been expensed as incurred.


MANUFACTURING

We do not currently manufacture any hardware products. Our software products are currently supplied on compact disc (CD) but are capable of being distributed electronically via the Internet. We have no immediate plans to package our products into a hardware platform, but the Company may choose to do so if market opportunity dictates. Our processes and procedures are not ISO 9001 certified, and there can be no guarantee that absence of ISO9001 certification will not affect future sales of our products.


EMPLOYEES

Jyra had 25 employees as of April 22, 2002 : 12 in Research & Development, 8 in Sales (sales, pre-sales & business development), 5 in General Management, Finance and Administration. None of the employees are represented by a labour union, and Jyra considers its relations with its employees to be positive.
Jyra have experienced no work stoppages. Jyra believes that their future success depends in part on Jyra's continuing ability to hire, assimilate, and retain qualified personnel. Competition for highly qualified professional services personnel with knowledge of our industry is intense. We cannot be certain that we can attract or retain a sufficient number of professional services personnel that our business requires.


PROPRIETARY RIGHTS AND LICENSES

At the present time, we do not own any patents relating to any of our products. We rely on copyright, trademark and trade secret laws to establish our proprietary rights in our products. The Company seeks to protect its brand and services through trade marking. Because the Local area network "LAN" and Wide Area Network "WAN" industry is characterised by rapid technological change, we will be relying upon our innovative management, technical expertise, and marketing skills to develop, enhance and market our products.

HISTORY OF THE COMPANY'S DEVELOPMENT

Background

When we started in May 1996 our objectives were to design, develop, and market computer network management systems which addressed the short comings of the traditional network management systems available at the time.

We believed there were a number of problems with the management of networks at that time and which we still believe exist today. One major problem with existing network management systems is their focus on the individual elements which comprise a network rather than providing useful information on how the network as a whole is delivering service.


Products

As we began detailed design work for our initial products we shared our plans with a number of our major potential customers, to obtain their input at an early stage. We learned from this input and from our own research that customer demand was as strong for service level monitoring products as it was for diagnostic products. Accordingly, we prioritised development of the service level monitoring products, Mid-Level Manager and Service Level Monitor, and launched an initial version of the Mid-Level Manager during the second quarter of 1997. Further consultations with our potential customers evolved the product concept into an overall Service Management Architecture (SMA).

The Service Management Architecture (SMA) is a distributed system designed to provide detailed, accurate overviews of the network service being delivered to the actual end-user. To achieve distributed operation the system uses multiple Service Level Monitors and Mid-Level Managers which act as a single system, reporting on network response time, or network performance, as experienced by users at different locations. Version 2.0 of the SMA was launched in September 1997. Since version 2.0 the product has been continuously updated to reflect customer feedback and the constantly evolving market place for performance monitoring solutions. The evolution of the product has had a number of significant milestones and to reflect these changes the product was re-named Service Management Solution (SMS) during the early part of 2000. In August 2001 the latest version, 4.0 of the product was released.

During November 2001 we evaluated the impact of the Version 4 and determined that, after compensating for the negative effects of September 11, the overall sales proposition did not take maximum advantage of the products capabilities and would not allow efficient scaling of revenues.

To remedy this situation we put in place a revised sales strategy and product positioning which now includes a clearly defined channel strategy.

MINORITY INVESTMENT - Share exchange with Path 1 Network Technologies Inc.

The Company entered into an agreement dated March 16, 1998 (the "Agreement") with Path 1 Network Technologies Inc. ("Path 1"). Path 1 was incorporated on January 30, 1998 under the laws of Delaware.

The Agreement allowed for Jyra to make a strategic investment in Path 1 and for Path 1 to make a strategic investment in Jyra by Path 1 exchanging its Preferred Stock for common stock of Jyra. The agreement became effective on April 21, 1998. The Board of Directors of Path 1 approved the creation of a class of Preferred Stock to be issued upon the completion of the Path 1 initial Offering (April 1998 at $0.60 per common share) in order to fulfil its obligations under the agreement for the purpose of Path 1 making a strategic investment in Jyra, and for Jyra making a strategic investment in Path 1. The Preferred Stock issued to Jyra was non-assignable for 2 years, non-voting and did not bear interest. The Preferred Stock could be converted at Jyra's option, into 277,018 Shares. The Preferred Stock also provided that Path 1 shall neither issue any debt securities for a period of two (2) years from the completion of the Offering, nor issue any warrants in connection with an equity financing, without Jyra's consent, which would not be unreasonably withheld. We converted our 10 preference shares into common shares and received a certificate for 277,018 common shares during December 1999.

During January 2001 the Board agreed that it will look to maximise its financial return from the Corporation's interest in Path1, the only quoted shares that the Corporation currently owns. The Board authorises the gradual reduction of the shareholding, in an orderly fashion over time. The Board gave its irrevocable and unanimous consent and authorization for the initiation and completion of various disposals over time in respect of the Corporations total holding of 277,018 shares in Path 1 Technologies Inc.

As at April 22, 2002 the Company had sold its total holding of 277,018 Path 1 Network Technology Inc Common shares realising gross proceeds of approximately $1,600,000 ($1,463,231 as of December 31, 2001) and averaging $5.80 per share.

ITEM 2.  PROPERTIES

Our executive offices are located at Hamilton House, 111 Marlowes, Hemel Hempstead, Hertfordshire HP1 1BB England, consist of approximately 2,700 square feet, and is where it conducts research and development, at an annual rental of 40,000 pounds sterling. The lease expires in August 2004.


ITEM 3.  LEGAL PROCEEDINGS

There are no material legal proceedings pending against the Company that will have a material adverse effect on the consolidated financial position, liquidity or results of operations of the Company.


ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

NONE.

                                 PART II

ITEM 5.  MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER
         MATTERS

TRADING MARKET OF COMPANY'S SHARES
The principal trading market for our shares is the National Association of Securities Dealers Over the Counter Bulletin Board ("OTC Bulletin Board"), on which our shares have traded since September 24, 1996. The price range of trading in the Shares, on a quarterly basis, since that time, is as follows:

                 OTC BULLETIN BOARD
                                                    2000 Trades      Volume
                                                    Low |High
                  1st Quarter                      5.94 | 8.94       3,056,100
                  2nd Quarter                      3.19 | 8.00       1,326,200
                  3rd Quarter                      1.28 | 3.97         971,000
                  4th Quarter                      0.44 | 2.44       1,617,900

                                                    2001 Trades        Volume
                                                    Low |High
                 1st Quarter                       0.69 | 1.63         667,700
                 2nd Quarter                       0.46 | 1.38         723,700
                 3rd Quarter                       0.38 | 0.70         550,500
                 4th Quarter                       0.40 | 0.85         773,900


Note: OTC Bulletin Board Quotations - The OTC Bulletin Board quotations represent inter-dealer prices, without mark-ups, commissions, etc., and they may not necessarily be indicative of actual sales prices.

GERMAN TRADING

Jyra shares began trading on the Frankfurt Stock Exchange on Friday, March 12, 1999, prior to that our shares were quoted in Munich and Hamburg exchanges. The trading statistics for Germany are:

                                                    2000 Trades        Volume
                                                    Low |High
                 1st Quarter                       6.55 | 8.45         891,272
                 2nd Quarter                       3.90 | 7.00         421,791
                 3rd Quarter                       2.00 | 3.95         377,610
                 4th Quarter                       0.90 | 2.30         375,264

                                                    2001 Trades        Volume
                                                    Low |High
                 1st Quarter                       0.85 | 1.58         212,915
                 2nd Quarter                       0.60 | 1.40         489,280
                 3rd Quarter                       0.35 | 0.85         264,140
                 4th Quarter                       0.35 | 0.85         269,408

    1) Prices in Euros. As at December 31, 2001 one Euro equalled 0.8898 United States Dollar, source - Reuters.

THE VOLATILITY OF OUR STOCK PRICE COULD ADVERSELY EFFECT THE VALUE OF AN INVESTMENT IN OUR SHARES


The market price of our common stock has fluctuated in the past and is likely to fluctuate in the future. In addition, the market prices of securities of other technology companies, particularly Internet-related companies, have been highly volatile. This volatility is often unrelated to the operating performance of these companies. Factors that may have a significant effect on the market price of our common stock include:

  .   actual or anticipated variations in our quarterly operating results;

  .   announcements of technological innovations;

  .   competitive developments;

      failure in one or more future quarters of our operating results to meet the expectations of investors;

  .   changes in market valuations of e-business technology companies;

  . additions or departures of key personnel, notably our management team and experienced engineers;

  .   conditions and trends in the Internet and e-business industries; and

  .   general economic conditions.


HOLDERS OF RECORD

As at April 22, 2002 the Company had 39 Holders of Record on its shareholder register.


DIVIDEND INFORMATION

The Company has never declared or paid cash or other dividends on its Shares and it is currently the intention of the Company not to declare or pay cash dividends on its Shares. The payment of cash dividends in the future will depend on the Company's earnings, financial condition, capital needs and other factors deemed relevant by the Board, including statutory restrictions on the availability of capital for the payment of dividends, the rights of holders of any series of preferred stock that may hereafter be issued and the limitations, if any, on the payment of dividends under any then-existing credit facility or other indebtedness. It is the current intention of the Board to retain earnings, if any, to finance the operations and expansion of the Company's business.

RECENT SALES OF UNREGISTERED SECURITIES

During 2001 the Company sold 680,000 common shares at $0.75 per share to financial institutions and accredited investors for total proceeds of $510,000.




ITEM 6. SELECTED FINANCIAL DATA

CONSOLIDATED STATEMENTS OF INCOME DATA

                                                                      YEAR ENDED DECEMBER 31,
                                                       (Restated)
                                                       -------------------------------------------------
                                          2001            2000          1999         1998         1997
                                       ----------      ----------   ----------    ----------   ----------

Revenues...................             1,134,677         940,126      530,559       536,021      392,083
Net Loss  .................              (540,427)     (2,143,572)  (2,996,323)   (3,047,410)  (2,422,705)
Loss per share..(a).    ...                 (0.04)          (0.16)       (0.23)        (0.24)      $(0.19)
Weighted average common and common     14,621,696      13,755,658   13,169,323    12,903,798   12,587,367
equivalent shares outstanding..


CONSOLIDATED BALANCE SHEET DATA

                                                                          AS OF DECEMBER 31,
                                                  ---------------------------------------------------
                                                  (Restated)     (Restated)     (Restated)
                                   2001         2000           1999          1998         1997
                                ----------    ----------    ----------    ----------    ----------
Working capital................    443,955       320,074       362,620       548,096     3,105,932
Total assets...................  1,051,660     2,744,108     2,270,775     2,701,378     3,811,266
Long-term obligations..........          0             0        15,101        13,893        26,335
Total stockholders' equity.....    705,648     2,364,302 	 1,956,635     2,321,860 	   3,567,833

Fiscal year 1997 reflects the 2-for-1 stock Dividend, in the form of a stock dividend, approved by the Company's Board of Directors which was effective September 1997.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS 2001-2000

RESULTS OF OPERATIONS 2001-2000


REVENUE

                                                       2001    2000   Change
                                                      ------- ------ --------
                                                      (In thousands)

   Revenue............................................$1,134    $940    21%

The 20% increase in Revenue in 2001 compared to 2000 was attributable to increase in both the number of new customers and the increase in repeat revenue from existing customers. Sales for the 4th Quarter 2001 were severely affected by the events of September 11, 2001. We do not distinguish between revenues generated by new customers and revenues generated by existing customers in our accounts.


SALES AND MARKETING

                                                       2001    2000   Change
                                                      ------- ------ --------
                                                      (In thousands)

   Sales and Marketing............................... $1,233  $1,401   -12%

Our sales and marketing expenses decreased from fiscal 2000 to fiscal
2001 as we recruited internal sales management personnel to replace the use of an external sales consultancy company. Further salesmen were recruited during the year. We anticipate requiring additional sales people during 2002. Thus business permitting we believe the sales & marketing expenditure will increase.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS 2001-2000 (Con't)


GENERAL AND ADMINISTRATIVE

                                                       2001    2000   Change
                                                      ------- ------ --------
                                                      (In thousands)

   General and Administrative......................... $651    $615    5.7%

This increase reflected the level of general business activity requiring support infrastructure.


RESEARCH AND DEVELOPMENT

                                                       2001    2000   Change
                                                      ------- ------ --------
                                                      (In thousands)

   Research and development                           $1,057    $1,058   0%

The cost of employing Research & Development staff has decreased allowing the Company to expand its team while allocating the same budget.



GROSS MARGIN

Cost of revenues consists of manufacturing costs, relating to the Packaging and printing of CDs. Gross margin as a percentage of revenues was 99% for fiscal year 2001 which was the same as the Gross margin of 99% for the 12 months ended December 31, 2000. During fiscal year 2001, the Company incurred costs associated with the sale of software and its packaging, these tend to be considerably lower than selling Hardware.


INTEREST INCOME, NET

Interest income, net was $12,771 in fiscal year 2001 compared to $32,213 in fiscal year 2000. The decrease in interest income is primarily the result of a reduction in interest rates and lower balances of cash equivalents during fiscal year 2001.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS 2001-2000 (Con't)

EARNINGS (LOSS) PER SHARE

Earnings (loss) per share for fiscal year 2001 was ($0.04) per share compared to ($0.16) per share in the fiscal year ended December 2000. The December 2000 earnings (loss) per share has been restated (see note 3 to the financial statements). The number of weighted average common shares outstanding for fiscal year 2001 was 14,621,696 as compared to 13,755,658 in the year ended December 31, 2000.


LIQUIDITY AND CAPITAL RESOURCES

Net cash used in operations in fiscal year 2001 was $1,546,499 compared to $2,127,399 in the fiscal year ended December 2000. The December 2000 Earnings cash flow disclosure has been restated (see note 3 to the financial statements).

Net cash raised from investing activities was $1,458,514 in fiscal year 2001 compared to $2,353 in the fiscal year ended December 2000. These funds were principally received from the disposal of available for sale securities.

As of December 31, 2001, the Company's principal sources of liquidity included cash and available for sale securities totalling $808,018. The Company currently has no outstanding bank borrowings and has no established lines of credit.


During 2001 the Company sold 680,000 common shares at $0.75 per share to financial institutions and accredited investors for total proceeds of $510,000.

During 2001 the Company commenced selling its holding in Path 1 Network Technologies Inc and as at December 31, 2001 the Company sold a total of 242,018 Path 1 Network Technology Inc Common shares realizing gross proceeds of $1,463,231 and averaging $6.05 per share.

In the current year the Company continues to make losses. Our existing capital resources are insufficient to enable us to continue operations as currently conducted. The cash crisis is very serious. We currently anticipate a negative cash position to occur at the end of May 2002 unless additional cash is received from the sale of our equity securities, merger, acquisition or a combination of such or from revenue arrangements. These factors raise substantial doubt about the Company's ability to continue as a going concern.
The Company is currently in discussions with various financial and commercial parties the result of which may include financing, merger, acquisition or a combination of such. The Company's management has reasonable expectations of concluding a transaction. However there can be no assurance the Company will be able to successfully conclude any transaction. If the Company is unable to conclude a transaction, it may be unable to realize its assets and discharge its liabilities in the normal course of business. No adjustment has been made to reflect the consequence of this.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS 2001-2000 (Con't)


In addition, in the event that the Company receives a larger than anticipated number of purchase orders the Company may require resources greater than our available cash or than are otherwise available.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS 2000-1999


                                  2000-1999

REVENUE

                                                       2000    1999   Change
                                                      ------- ------ --------
                                                      (In thousands)

Revenue..  ...........................................$940    $530    77.2%

The 77% increase in Revenue in 2000 compared to 1999 was attributable to increase in both the number of new customers and the increase in repeat revenue from existing customers. The general increase in Revenue can also be attributable to the sales reorganisation undertaken in the second half of 2000.


SALES AND MARKETING


                                                       2000    1999   Change
                                                      ------- ------ --------
                                                      (In thousands)

   Sales and Marketing............................... $1,401  $1,248   12.2%

This increase reflects the general increase in sales activity during 2000.


GENERAL AND ADMINISTRATIVE

                                                       2000    1999   Change
                                                      ------- ------ --------
                                                      (In thousands)

   General and Administrative......................... $615    $755   -18.3%

This decrease reflected the level of general business efficiency and consolidation within the Company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS 2000/1999 (Con't)


RESEARCH AND DEVELOPMENT

                                                       2000    1999   Change
                                                      ------- ------ --------
                                                      (In thousands)

   Research and development......................... $1,058    $1,217   -13.1%

The Company continued to work on its existing development program, and is actively recruiting additional development staff.


GROSS MARGIN

Cost of revenues consists of manufacturing costs, relating to the Packaging and printing of CDs. Gross margin as a percentage of revenues was 98% for fiscal year 2000 as compared to a Gross margin of 99% for the 12 months ended December 1999. During fiscal year 2000, the Company incurred costs associated with the sale of software and its packaging, these tend to be considerably lower that selling Hardware.


INTEREST INCOME, NET

Interest income, net was $32,213 in fiscal year 2000 compared to $12,896 in fiscal year 1999. The increase in interest income is primarily the result of higher balances of cash equivalents during fiscal year 2000.


EARNINGS (LOSS) PER SHARE

Earnings (loss) per share for fiscal year 2000 was ($0.16) per share compared to ($0.23) per share in the fiscal year ended December 1999. The December 2000 Earnings (loss) per share has been restated (see note 3 to the financial statements). The number of weighted average common shares outstanding for fiscal year 2000 was 13,755,658 as compared to 13,169,323 in the year ended December 31, 1999.

                              BUSINESS RISKS


The following is a summary of risks affecting the business and results of Jyra Research Inc. ("Jyra" or "the Company") and should be read in conjunction with the description of the Company's business contained in the other sections of the Company's Form 10-K for the year ended December 31, 2001 (the "2001 10-K").

OUR ABILITY TO CONTINUE TO OPERATE AS A GOING CONCERN AS AN INDEPENDATANT COMPANY IS IN SERIOUS DOUBT

We are dependent upon additional funding to meet current commitments, continue development of our business and limit uncertainty as to our ability to continue as a going concern; the prospect of obtaining such funding is uncertain. We need additional funding to meet current commitments and continue development of our business. At this writing, we are in an immediate cash crisis. If we do not receive additional funding, our ability to continue as a going concern cannot be assured.

OUR LIMITED OPERATING HISTORY AND THE RAPIDLY EVOLVING MARKET WE SERVE MAKES EVALUATING OUR BUSINESS PROSPECTS DIFFICULT

We were incorporated in May 1996 but because of our limited operating history and the uncertain nature of the rapidly changing market that we serve, we believe the prediction of future results of operations is difficult. As an investor in our common stock, you should consider the risks and difficulties that we face as an early stage company in a new and rapidly evolving market. Some of the specific risks we face include our ability to:

            execute our sales and marketing strategy;

            expand our domestic and international sales efforts;

            introduce competitive products in a timely fashion;

            continue to finance our operations

To date, we have only recently received a limited number of orders for our products. There can be no assurance that we will ever have enough sales or receive sufficient revenues to be profitable.


WE HAVE A HISTORY OF LOSSES, EXPECT OUR EXPENDITURES TO INCREASE AND OUR LOSSES TO CONTINUE, AND MAY NEVER ACHIEVE PROFITABILITY

We have incurred losses since we commenced operations in 1996 and may never achieve profitability. Furthermore, our operating expenditures may continue to increase and we may not generate a sufficient level of revenues to offset these expenditures or be able to adjust spending in a timely manner to respond to any unanticipated decline in revenues.

If revenues grow slower than we anticipate or if operating expenditures exceed our expectations or cannot be adjusted accordingly, we may continue to experience losses on a quarterly and annual basis. Even if we achieve profitability, we cannot assure you that we can sustain or increase profitability on a quarterly or annual basis in the future.


THE UNPREDICTABILITY OF OUR QUARTERLY OPERATING RESULTS MAY ADVERSELY AFFECT THE TRADING PRICE OF OUR COMMON STOCK.
Period-to-period comparisons of our operating results cannot be relied upon as an indicator of our future performance. Our operating results may be below the expectations of public market analysts or investors in some future quarter. If this occurs, the price of our common stock would be likely to decrease. Our operating results are likely to fluctuate significantly in the future on both a quarterly and an annual basis due to a number of factors, many of which are outside our control Factors that could cause our operating results to fluctuate include variations in:

      fluctuations in the demand for our products and services;

      our success in expanding our customer support and marketing and sales organisations;

      the mix of channels through which those products are sold;

      the average selling prices of our products;

      the timing and size of orders and shipments of our products;

      the length of our sales cycle;

      delays in, or cancellations of, customer implementations;

      customers' budget constraints;

      the level of product and price competition in our markets;

      market perception of our products compared to our competitors;

      the timing and market acceptance of new product introductions and upgrades by us or our competitors;

      the amount and timing of our operating expenses;

      our ability to control costs;

      the level of product development expenditures; and

      general economic conditions.

In the past, we have experienced fluctuations in operating results.
Research and development expenses have fluctuated due to increased capital expenditure on development equipment and consulting fees related to the launch of new products and increased personnel expenses.

LACK OF GROWTH OR DECLINE IN INTERNET USAGE OR THE LACK OF ACCEPTANCE OF COMMERCE CONDUCTED VIA THE INTERNET COULD BE DETRIMENTAL TO OUR FUTURE OPERATING RESULTS.

Our products enhance companies' ability to transact business and conduct operations utilising the Internet. Therefore, our future sales and any future profits are substantially dependent upon the widespread acceptance and use of the Internet as an effective medium of commerce by consumers and businesses. If use of the Internet does not continue to grow or grows more slowly than expected, if the infrastructure for the Internet does not effectively support growth that may occur, if government regulations change, or if the Internet does not become a viable commercial marketplace, our business could suffer. Rapid growth in the use of the Internet and other online services is a recent development and we are unsure whether that acceptance and use will continue to develop or that a sufficiently broad base of consumers will adopt and continue to use the Internet and other on-line services as a medium of commerce. To be successful, we must rely on consumers and businesses, who have historically used traditional means of commerce to purchase products, accepting and utilising new ways of conducting business and exchanging information over the Internet.

In addition, the Internet may not be accepted as a viable commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and Web performance improvements. If the Internet continues to experience significant growth in the number of users, frequency of use or an increase in bandwidth requirements, the Internet's infrastructure may not be able to support the demands placed upon it. In addition, the Internet could lose its viability due to delays in the development or adoption of standards and protocols required to handle increased levels of Internet activity, or due to increased governmental regulation. If Congress, or other governing bodies both within and outside the United States, decides to alter materially the current approach to, and level of, regulation of the Internet, we may need to adapt our technology. Any required adaptation could cause us to spend significant amounts of time and money.


IF THE E-COMMERCE SOLUTIONS MARKET FAILS TO GROW, OUR BUSINESS MAY FAIL

The market for e-commerce performance management solutions is in an early stage of development and its success is not guaranteed. Therefore, we cannot accurately assess the size of the market, the products needed to address the market, the optimal distribution strategy, or the competitive environment that will develop. In order for us to be successful, our potential customers must recognise the value of more sophisticated e-commerce performance management solutions, decide to invest in the management of their e-commerce networks and the performance of important business software applications and, in particular, adopt our performance management solutions. The growth of the e-commerce performance management solutions market also depends upon a number of factors which affect e-commerce in general, including the availability of inexpensive bandwidth, especially in international markets, the growth of wide area networks, and reduction in artificial trade barriers. Any restriction of growth in e-commerce will damage our business.

WE FACE GROWING GLOBAL COMPETITION WHICH COULD MAKE IT DIFFICULT FOR US TO ACQUIRE AND RETAIN CUSTOMERS.

The market for Internet performance measurement and diagnostic services is new and rapidly evolving. The global nature of the Internet makes it easier for existing and new competitors to become visible to our customers and prospects. We expect competition in this market to intensify in the future. Our competitors vary in size and in the scope and breadth of the products and services that they offer. Our primary business is the supply of enterprise-scale solutions to corporates and to network operators. Our primary competitors are Mercury Interactive, Keynote, Micromuse and Concord.

Some of our competitors have, and our future competitors may have:

      longer operating histories;

      larger customer bases;

      greater brand recognition in similar businesses; and

      significantly greater financial, marketing, technical and other resources.

In addition, some of our competitors may be able to:

      devote greater resources to marketing and promotional campaigns;

      adopt more aggressive pricing policies; and

      devote more resources to technology and systems development.


We also suffer indirect competition from increased competition and investment in network capacity. Customers may choose to spend more on additional capacity rather than better management of the existing capacity.

We suffer indirect competition from suppliers that offer to control or shape the network traffic on all or part of the network. Customers may choose to believe that expenditure solely on control rather than independent measurement is an adequate solution.

Increased competition may result in price reductions, increased costs of providing our services and loss of market share, any of which could seriously harm our business. We may not be able to compete successfully against our current and future competitors.

INDUSTRY CONSOLIDATION MAY HARM OUR BUSINESS

There has been a trend towards industry consolidation among our competitors, partners and customers for several years, which has continued during 1999. We expect this trend towards industry consolidation to continue as companies attempt to strengthen or hold their market positions in an evolving industry. We believe that industry consolidation may provide stronger competitors that are better able to compete as sole-source vendors for customers. This could lead to more variability in operating results as we compete with a single major product line within an overall systems management solution and could have a material adverse effect on our business, operating results, and financial condition.


JYRA SMS SOFTWARE IS CURRENTLY OUR ONLY OFFERING, AND GENERATES ALL OF OUR CURRENT REVENUES. OUR BUSINESS DEPENDS ON ITS COMMERCIAL SUCCESS

All of our current revenues and our future growth depends on the commercial success of our SMS software, which is the only solution that we currently offer. If our target customers do not widely adopt, purchase and successfully deploy the SMS software, our revenues will not grow significantly and our business may fail. The software industry is characterised by changing fashions. Failure to grow rapidly in the short term may affect our future prospects.


VARIABILITY IN SERVICE PROVIDER SALES

The Company markets its products to telecommunications and internet service providers. This market is characterised by large, and often sporadic purchases. Sales activity in this industry depends upon the stage of completion of expanding network infrastructures, the availability of funding, and the extent that service providers are affected by regulatory and business conditions in the market of operations. A decline or delay in sales orders from this industry could have a material adverse effect on our business, operating results and financial condition.


THE AVERAGE SELLING PRICES OF OUR PRODUCTS COULD DECREASE RAPIDLY WHICH MAY NEGATIVELY IMPACT GROSS MARGINS AND REVENUES

We may experience substantial period-to-period fluctuations in future operating results due to the erosion of our average selling prices. The average selling prices of our products could decrease in the future in response to competitive pricing pressures, increased sales discounts, new product introductions by us or our competitors or other factors. Therefore, to maintain our gross margins, we must develop and introduce on a timely basis new products and product enhancements and continually reduce our product costs. Our failure to do so may cause our revenue and gross margins to decline.

OUR PARTIAL RELIANCE ON SALES OF OUR PRODUCTS BY OTHERS MAKES IT HARDER TO PREDICT OUR REVENUES AND RESULTS OF OPERATIONS

Our integrators and resellers sell and represent other companies' products that may be competitive with those of the Company. While we encourage these integrators and resellers to focus on our products through marketing and support programs, there is risk they may give higher priority to products of other suppliers, thus reducing their efforts to sell our products. In addition, these systems integrators and resellers may not have the resources to expand their operations to meet increased demand for our products. Moreover, there can be no assurance that our products will be well received in the markets in which it operates or that our sales activities will result in any revenues for the Company.

The timing of our revenues is difficult to predict because of our partial reliance on indirect sales channels and the variability of our sales cycle. The length of our sales cycle for sales through our indirect channel partners to our end users may vary substantially depending upon the size of the order and the distribution channel through which our products are sold.

If revenues forecasted in a particular quarter do not occur in that quarter, our operating results for that quarter could be adversely affected. Furthermore, because our expense levels are based on our expectations as to future revenue and to a large extent are fixed in the short term, a reduction or delay in sales of our products or the loss of any indirect channel partner could harm our business.


IF WE ARE UNABLE TO DEVELOP AND MAINTAIN STRONG PARTNERING RELATIONSHIPS WITH OUR INDIRECT CHANNEL PARTNERS, OR IF THEIR SALES EFFORTS ON OUR BEHALF ARE NOT SUCCESSFUL, OUR SALES MAY SUFFER AND OUR REVENUES MAY NOT INCREASE

The achievement of large-scale sales to major corporations by new entrants to the market like Jyra typically requires the establishment of strong relationships with incumbent suppliers and consultants. Failure to establish these relationships may harm our business.

We currently use indirect and direct product resale channels in both the USA and Europe. The existence of direct and indirect sales channels may lead to conflict for the same customer, pressure by current and prospective customers for price reductions on our products and reductions in the Company's gross margin and operating profit. We cannot assure you that our indirect channel partners will market our products effectively or continue to devote the resources necessary to provide us with effective sales, marketing and technical support. In order to support and develop leads for our indirect distribution channels, we plan to expand our sales and support staff. We cannot assure you that this internal expansion will be successfully completed, that the cost of this expansion will not exceed the revenues generated or that our expanded sales and support staff will be able to compete successfully against the significantly more extensive and well-funded sales and marketing operations of many of our current or potential competitors.

WE ARE EXPOSED TO RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS WHICH MAY HARM OUR BUSINESS.

Our operations are currently headquartered in the United Kingdom, from where we also engage in our European marketing efforts. United States sales and marketing are conducted from separate sales offices in San Jose, California. There are certain risks inherent in international operations including, but not limited to:

            remote management;

            unexpected changes in regulatory requirements;

            export restrictions;

            export controls relating to technology;

            tariffs and other trade barriers;

            difficulties in staffing and managing foreign operations;

            longer payment cycles;

            problems in collecting accounts receivable;

            fluctuations in currency exchange rates;

            seasonal reductions in business activity during the summer months in Europe and potential adverse tax consequences;

            which could materially adversely affect our business, operating results, and financial condition.


Our international sales are currently all U.S. dollar-denominated. As a result, an increase in the value of the U.S. dollar relative to foreign currencies could make our products less competitive in international markets. We invoice some of our international customers in local currency. Doing so exposes us to fluctuations in exchange rates between the U.S. dollar and the particular local currency.


IF WE ARE UNABLE TO EFFECTIVELY MANAGE OUR GROWTH, WE MAY EXPERIENCE OPERATING INEFFICIENCIES AND HAVE DIFFICULTY MEETING DEMAND FOR OUR PRODUCTS WHICH COULD HARM OUR BUSINESS

We anticipate that further expansion will be required to address potential growth in our customer base and market opportunities. This expansion could place a strain on our management, products and support operations, sales and marketing personnel and other resources, which could harm our business.

In the future, we may experience difficulties meeting the demand for our products and services. The installation and use of our products requires training. If we are unable to provide training and support for our products, the implementation process will be longer and customer satisfaction may be lower. In addition, our management team may not be able to achieve the rapid execution necessary to fully exploit the market for our products and services. We cannot assure you that our systems, procedures or controls will be adequate to support the anticipated growth in our operations.

We may not be able to install management information and control systems in an efficient and timely manner, and our current or planned personnel, systems, procedures and controls may not be adequate to support our future operations.


COMPETITION FOR EXPERIENCED PERSONNEL IS INTENSE AND OUR INABILITY TO ATTRACT AND RETAIN QUALIFIED PERSONNEL COULD SIGNIFICANTLY INTERRUPT OUR BUSINESS OPERATIONS

Our future success will depend, on the ability of our management to operate effectively, both individually and as a group. Given our early stage of development, we are dependent on our ability to attract, retain and motivate high calibre key personnel. We have recently expanded our sales force, and we are actively searching for systems engineers, research and development engineers and sales and marketing personnel, all of whom are in short supply. Additionally, we rely on qualified systems engineers and service and support personnel to provide pre- and post-sales technical support for our products. We compete for engineers for our development organisation principally in the London, England area and in the future in the United States against companies in the networking industry with far greater resources. There may be only a limited number of persons with the requisite skills to serve in these key positions and it may become increasingly difficult to hire such persons. The Company has experienced staffing difficulties in the past. Our business will suffer if we encounter delays in hiring additional personnel.


WE DEPEND ON KEY EMPLOYEES.

At this stage in its growth, the Company is dependent on the services of key managers. We do not have key man life insurance on the lives of anyone. Even though the Company has hired experienced sales and technical personnel, in the event that any of these persons becomes unavailable for any reason, our business would be materially and adversely affected.


WE ARE AN INEXPERIENCED MANAGEMENT TEAM.

The Company's officers and management have had limited experience in management positions. Although members of management have worked for many years in various large corporations in various positions, no member of the management team has previously served in a senior managerial role or as an officer of a public corporation. This inexperience could have a material adverse effect upon the Company's business, operating results, financial condition and share price.

IF WE FAIL TO DEVELOP NEW PRODUCTS AND SERVICES IN THE FACE OF OUR INDUSTRY'S RAPIDLY EVOLVING TECHNOLOGY, OUR FUTURE RESULTS MAY BE ADVERSELY AFFECTED.

Due to the recent emergence of the Internet and the Web as a forum for conducting business, the market for Web application server systems in which we participate is subject to rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards that may render existing products and services obsolete. Our growth and future operating results will depend in part upon our ability to enhance existing applications and develop and introduce new applications or components that: meet or exceed technological advances in the marketplace;

            meet changing customer requirements;

            achieve market acceptance;

            integrate successfully with third party software; and

            respond to competitive products.


Our product development and testing efforts have required, and are expected to continue to require, substantial investment. We may not possess sufficient resources to continue to make the necessary investments in technology. In addition, we may not successfully identify new software opportunities and develop and bring new software to market in a timely and efficient manner. If we are unable, for technological or other reasons, to develop and introduce new and enhanced software in a timely manner, we may lose existing customers and fail to attract new customers, resulting in a decline in revenues.


WE ARE EXPOSED TO DELAYS IN DEVELOPMENT OF SOFTWARE AND RELATED PRODUCTS COMMON IN COMPUTER INDUSTRY WHICH MAY HARM OUR BUSINESS

Delays in the development of software and related products are common in the computer industry. Any delays in development could cause additional expense and result in lost sales of our products, having a materially adverse effect on the Company. If there are delays in bringing our planned products to market, we could be forced to seek additional financing in order to continue operations. There can be no assurance that we will be able to raise any additional funds, or, even if funds are available, on terms that are acceptable to the Company. There can be no assurance that we will be able to sell any future products or ever receive any future revenues.

We have in the past experienced delays in product development which to date have materially adversely affected us. These delays may occur in the future and could result in a loss of customers and market share and may harm our business.

INTRODUCTION OF NEW PRODUCTS OR SERVICES MAY CAUSE CUSTOMERS TO DEFER PURCHASES OF OUR EXISTING PRODUCTS WHICH COULD HARM OUR OPERATING RESULTS

When we announce new products or product enhancements that have the potential to replace or shorten the life cycle of our existing products, customers may defer purchasing our existing products. These actions could harm our operating results by unexpectedly decreasing sales or selling prices, and exposing us to greater risk of product obsolescence.


OUR SOFTWARE MAY HAVE ERRORS OR DEFECTS THAT WE FIND AFTER THE PRODUCTS HAVE BEEN SOLD, WHICH COULD NEGATIVELY AFFECT OUR REVENUES, INCREASE OUR COSTS AND DELAY THE MARKET ACCEPTANCE OF OUR PRODUCTS

Our products are complex and may contain undetected defects, errors or failures in software. In addition, because our products plug into our end users' existing networks they can directly affect the functionality of the network. We have in the past encountered errors in our products. To date, these errors have resulted in delayed or lost sales. Additional errors may occur in our products in the future. The occurrence of defects, errors or failures could result in the failure of our customer's network or mission-critical applications, delays in installation, product returns and other losses to us or to our customers or end users. In addition, we would have limited experience responding to new problems that could arise with any new products that we introduce. These occurrences could also result in the loss of or delay in market acceptance of our products, which could harm our business.


PRODUCT LIABILITY MAY HARM OUR BUSINESS.

Our products are complex, distributed software systems which under certain conditions have the capability to damage rather than assist the network on which it is installed. This leads to the possibility of a loss, although our software takes explicit steps to avoid this type of fault. Although our license terms explicitly deny responsibility for losses of this type, the risk still exists. A claim against the Company would incur legal costs, generate adverse publicity, incur management time and would thus harm our business. A successful claim may cause our business to fail.

We may also be subject to liability claims for damages related to product errors. While we carry insurance policies covering this type of liability, these policies may not provide sufficient protection should a claim be asserted. A material product liability claim may harm our business.


IMPACT OF GENERAL ECONOMIC CONDITIONS ON OPERATIONS

Our products may be considered by customers to be discretionary capital purchases. An adverse change in general economic conditions could cause certain of our potential customers to reduce their capital spending, which may adversely affect our operating results.

IF OUR PRODUCTS DO NOT COMPLY WITH EVOLVING INDUSTRY STANDARDS AND GOVERNMENT REGULATIONS, OUR BUSINESS COULD BE HARMED

The market for network management solutions is characterised by the need to support industry standards as these different standards emerge, evolve and achieve acceptance. In the United States, our products may need to comply with various future regulations and standards defined by the Federal Communications Commission and others. Internationally, products that we develop may be required to comply with standards established by telecommunications authorities in various countries as well as with recommendations of the International Telecommunication Union. To remain competitive we must continue to introduce new products and product enhancements that meet these emerging U.S. and International standards. However, in the future we may not be able to effectively address the compatibility and interoperability issues that arise as a result of technological changes and evolving industry standards. Failure to comply with existing or evolving industry standards or to obtain timely domestic or foreign regulatory approvals or certificates could harm our business.


OUR FUTURE OPERATING RESULTS MAY BE AFFECTED BY REGULATION OF THE INTERNET

There are currently a limited number of laws or regulations that apply directly to access or commerce on the Internet. We could be materially adversely affected by proposed regulation on voice over the Internet, encryption technology and access charges for Internet service providers, as well as the continuing deregulation of the telecommunication industry. The adoption of such measures could decrease demand for our products, and at the same time increase our cost of selling our products. Changes in laws or regulations governing the Internet and Internet commerce could have a material adverse effect on our business, operating results and financial condition.


RELIANCE ON COMPUTER PLATFORMS MANUFACTURED BY OTHERS

The Company's products are designed around specific computer platforms which are only available from certain manufacturers. Any significant shortage of computer platforms or components could lead to cancellations or delays of purchases of our products which would materially adversely affect our operating results. Our software depends on commonly available computer operating systems for its successful operation. These are subject to widely published reliability or security issues. This publicity may adversely affect sales of our products and result in product liability claims.

FAILURE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY WOULD RESULT IN SIGNIFICANT HARM TO OUR BUSINESS

Our success depends significantly upon our proprietary technology and our failure or inability to protect our proprietary technology would result in significant harm to our business. We rely on a combination of copyright and trademark laws, and on trade secrets and confidentiality provisions and other contractual provisions to protect our proprietary rights. These measures afford only limited protection. Our means of protecting our proprietary rights in the U.S. or abroad may not be adequate and competitors may independently develop similar technologies. Our future success will depend in part on our ability to protect our proprietary rights and the technologies used in our principal products.

Despite our efforts to protect our proprietary rights and technology, unauthorised parties may attempt to copy aspects of our products or to obtain and use trade secrets or other information that we regard as proprietary. Legal proceedings to enforce our intellectual property rights could be burdensome and expensive and could involve a high degree of uncertainty. These legal proceedings may also divert management's attention from growing our business. In addition, the laws of some foreign countries do not protect our proprietary rights as fully as do the laws of the U.S. If we do not enforce and protect our intellectual property, our business will suffer substantial harm.


CLAIMS BY OTHERS THAT WE INFRINGE ON THEIR PATENTS OR INTELLECTUAL PROPERTY RIGHTS COULD BE COSTLY TO DEFEND AND COULD HARM OUR BUSINESS

We may be subject to claims by others that our products infringe on their intellectual property rights. These claims, whether valid or not, could require us to spend significant sums in litigation, pay damages, delay product shipments, reengineer our products or acquire licenses to such third-party intellectual property. In this regard , we have not performed any comprehensive analysis of patents of others. We may not be able to secure any required licenses on commercially reasonable terms, or at all. We expect that we will increasingly be subject to infringement claims as the number of products and competitors in the performance management solutions market grows and the functionality of products overlaps. Any of these claims or resulting events could harm our business.


OUR GROWTH AND OPERATING RESULTS WOULD BE IMPAIRED IF WE ARE UNABLE TO MEET OUR FUTURE CAPITAL REQUIREMENTS

We may need to raise additional funds if our estimates of revenues, working capital or capital expenditure requirements change or prove inaccurate or in order for us to respond to unforeseen technological or marketing hurdles or to take advantage of unanticipated opportunities

SUBSTANTIAL ADDITIONAL FUNDS MAY BE REQUIRED; SUBSTANTIAL SHAREHOLDER DILUTION

Although we believe that the Company may be able to raise sufficient funds to continue develop and bring our products to the market, there can be no assurance that our current plans and projections are correct. In the event the Company's plans or the basis for our assumptions change or prove to be inaccurate, or the anticipated cash flow proves insufficient to fund the Company's operations (due to delays, unanticipated expenses, lack of sales revenues, problems, operating difficulties, or otherwise) we would be forced to seek additional financing. There can be no assurance that additional financing would be available on commercially acceptable terms, or at all. To obtain any necessary financing, we could sell additional Shares or other financial instruments convertible or exchangeable into Shares, resulting in substantial dilution to all shareholders


WE WILL BE ABLE TO CONTROL AND INFLUENCE ALL MATTERS REQUIRING STOCKHOLDER APPROVAL INCLUDING DELAYING OR PREVENTING A CHANGE IN OUR CORPORATE CONTROL

At this time, our executive officers together control approximately 30.4% of the outstanding common stock. As a result, we will be able to control most matters requiring shareholder approval, such as the election of directors, or a merger or consolidation of the Company. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of Jyra, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of Jyra and might affect the market price of our common stock.


LIMITATION OF OFFICERS' AND DIRECTORS' LIABILITIES UNDER DELAWARE LAW.

Pursuant to the Company's Certificate of Incorporation, as authorised under Delaware law, officers and directors of the Company are not liable for monetary damages for breach of fiduciary duty, except in connection with breach of duty or loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law, or for any transaction in which a director has derived an improper personal benefit. In addition, the Company's Certificate of Incorporation provides that the Company shall indemnify its officers and directors to the fullest extent permitted by law for expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors of the Company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business" and elsewhere in this document constitute forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may", "might", "could", "will", "should", "expect", "plan", "intend", "forecast", "anticipate", "believe", "estimate", "predict" , "potential" "continue" or the negative of these terms or other comparable terminology. The forward-looking statements contained in this prospectus involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, level of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. These factors include, among others, those listed under "Risk Factors" and elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on these forward-looking statements.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK


The Company is exposed to financial market risks, and foreign currency exchange rates.

International Operations
The Company is subject to the normal risks of conducting business internationally, including longer payment cycles and greater difficulty in accounts receivable collection. The Company generally offers 30 day net terms in the United States and Europe.

COMPETITION.

As described in the Business section of this document, the Company competes with an array of established and emerging computer, communications, intelligent network wiring, network management and test equipment companies. Many of these companies have greater financial, technological and personnel resources than those of Jyra. The smaller competitors are often willing to offer lower pricing or other favourable terms for products competitive with those of the Company. This could result in pressure on the Company to reduce pricing on its products unless it is able to prevail on the sale by successfully differentiating the benefits and functionality of the Company's products compared to those of the competitor. Moreover, new competitors, new technology and new marketing techniques may cause customer confusion, thereby lengthening the sales cycle process for the Company's products.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA



                 INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                    PAGE NUMBER
                                                            -----------------
Consolidated Balance Sheets............................................39
Consolidated Statements of Operations..................................40
Consolidated Statement of Comprehensive Loss....................... ...41
Consolidated Statements of Cash Flows..................................42
Consolidated Statement of Stockholders' Equity.........................43
Notes to Consolidated Financial Statements.............................45
Report of Independent Auditors. .......................................57



Schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instruction or are inapplicable and, therefore, have been omitted.

Jyra Research Inc
Consolidated Balance Sheets

                                                                         December 31   December 31
                                                                             2001         2000
                                                                                        Restated
Current Assets
Cash & Cash Equivalents                                                      626,018      237,629
Prepaid Expenses                                                              82,092       73,097
Accounts Receivable                                                           81,897      389,154
                                                                          ----------   ----------
Total Current Assets                                                         790,007      699,880

Property & Equipment
Computers, Equipment & Motor Vehicles                                        501,804      614,794
Less Accumulated Depreciation                                                422,151      492,378
                                                                          ----------   ----------
Net Property & Equipment                                                      79,653      122,416

Other Assets
Available For Sale Securities                                                182,000    1,921,812
                                                                          ----------   ----------
TOTAL ASSETS                                                               1,051,660    2,744,108
                                                                          ==========   ==========
Current Liabilities
Accounts Payable                                                              87,888      127,472
Accruals & Deferred Income                                                   258,124      240,264
Current Portion Of Long Term Lease Obligations                                     0       12,070
                                                                          ----------   ----------
Total Current Liabilities                                                    346,012      379,806




Stockholders' Equity
Common Stock $.001 par value
Authorised 20,000,000 shares
Issued 13,997,586 shares at  December 31, 2000
and 14,677,586 shares at December 31, 2001
Issued Ordinary Share Capital                                                 14,677       13,997
Paid In Capital                                                           12,035,558   11,559,863
                                                                          ----------   ----------
                                                                          12,050,235   11,573,860

Accumulated Deficit                                                      (11,498,131) (10,957,704)
Accumulated Other Comprehensive income                                       153,544    1,748,146
                                                                          ----------   ----------

Total Stockholders' Equity                                                   705,648    2,364,302
                                                                          ----------   ----------

Total Liabilities & Stockholders' Equity                                   1,051,660    2,744,108
                                                                          ==========   ==========

The accompanying notes are an integral part of these consolidated financial statements.

                      Jyra Research Inc Consolidated Statements of Operations

                                                                              Year ended December 31
                                                                          ----------   ----------   ----------
                                                                             2001           2000         1999
                                                                                         Restated

Revenue                                                                    1,134,677      940,126      530,559
                                                                          ----------   ----------   ----------
Total Revenue                                                              1,134,677      940,126      530,559

Cost Of Revenue                                                                2,834       17,236        2,397
                                                                          ----------   ----------   ----------
Total Cost Of Revenue                                                          2,834       17,236        2,397
                                                                          ----------   ----------   ----------
Gross Margin                                                               1,131,843      922,890      528,162


Operating Expenses
Sales & Marketing Costs                                                    1,233,206    1,401,905    1,248,969
General & Administration                                                     650,597      615,746      755,810
Research & Development                                                     1,057,242    1,057,859    1,217,021
Depreciation                                                                  49,470      113,341      174,076
                                                                          ----------   ----------   ----------
Total Operating Costs                                                     (2,990,515)  (3,188,851)  (3,395,876)

Other Income/(Expenses)
Taxes other than Income Taxes                                                 (1,861)      (3,173)      (4,262)
Currency Exchange Differences                                                 (8,697)      95,001     (135,015)
Interest Income                                                               12,771       32,213       12,896
Loss on Disposal of Motor Vehicles                                            (1,989)      (1,652)      (2,228)
Gain on Sale of Investments                                                1,318,021            0            0
                                                                          ----------   ----------   ----------
Total Other Income/(Expenses)                                              1,318,245       29,339     (128,609)

                                                                          ----------   ----------   ----------
Net Loss                                                                    (540,427)  (2,143,572)  (2,996,323)
                                                                          ==========   ==========   ==========

Earnings Per Share Of Common Stock
Weighted Average Shares Of Common Stock Outstanding                       14,621,696   13,755,658   13,169,323

Basic and diluted Loss Per Share Of Common Stock                               (0.04)       (0.16)       (0.23)

The accompanying notes are an integral part of these consolidated financial statements.


Jyra Research Inc
Consolidated Statements Of Comprehensive Loss


                                                                Year Ended December 31
                                                                2001           2000        1999
                                                                            Restated

Net (Loss)                                                  (540,427)      (2,143,572)  (2,996,323)

Foreign Currency Translation Adjustment                           (1)          93,048      116,482

Unrealized Gains on Securities                            (1,594,601)	 861,937            -
                                                          ----------       ----------    ---------
Comprehensive (Loss)                                      (2,135,029)      (1,188,587)  (2,879,841)
                                                          ----------       ----------    ---------

The accompanying notes are an integral part of these consolidated financial statements.


		   Jyra Research Limited
               Consolidated Statements Of Cash Flows
               Year ended December 31, 2001


                                                                             Twelve Months to December 31
                                                                               -          Restated
                                                                              2001          2000         1999

Net Loss                                                                    (540,427)  (2,143,572)  (2,996,323)

Adjustments To Reconcile Net Loss To Net Cash
Used For Operating Activities:
Gain on Disposal of Investments                                           (1,318,021)           0            0
Depreciation                                                                  49,470      113,341      174,076
Loss on Sale of Motor Vehicles                                                (1,989)      (1,652)      (2,228)

Changes in Operating Assets and Liabilities:
(Increase)/ Decrease in Prepaid Expenses                                      (8,995)     (21,442)      69,111
Increase in Deferred Income & Accruals                                        17,860       87,222      (14,767)
(Decrease) in Accounts Payable                                               (51,654)     (21,556)     (50,611)
Decrease/(Increase) in Accounts Receivable                                   307,257     (139,740)     (20,625)
Decrease in Other Receivable                                                       0            0      322,500
                                                                          ----------   ----------   ----------
Cash used by operations                                                   (1,546,499)  (2,127,399)  (2,518,867)

Cash Flows From Investing Activities
Purchase of computer equipment                                               (25,678)           0            0
Proceeds on disposal of investments                                        1,463,231            0            0
Proceeds of Disposal of Computers, Equipment & Vehicles                       20,961        2,353        6,691
                                                                          ----------   ----------   ----------
	                                                                  1,458,514        2,353         6,691


Cash Flows From Financing Activities
Proceeds From The Issuance Of Common Stock                                   476,375    1,782,349    2,514,616

Effects Of Exchange Rate Changes On Cash                                          (1)     (93,046)     116,482
                                                                          ----------   ----------   ----------
Net (Decrease)/Increase In Cash & Cash Equivalents                           388,389     (435,743)     118,922

Cash & Cash Equivalents At Beginning of Year                                 237,629      673,372      554,450
                                                                          ----------   ----------   ----------
Cash & Cash Equivalents At End of Year                                       626,018      237,629      673,372
                                                                          ----------   ----------   ----------

The accompanying notes are an integral part of these consolidated financial statements.


                    Jyra Research Inc
        Consolidated Statement of Stockholders' Equity

                                                                                                      Accumulated
AccumulatedOther
                                                              Common           Stock       Paid-In      Deficit    Comprehensive
                                                              Shares           Amount      Capital                    Income
                                                                                 $            $            $            $
Brought forward Balance as
at January 1, 1999 (restated)                              13,014,360          13,015    7,263,879   (5,817,809)    862,775

March 23 Issuance of Common Stock
at $7.50 Per Share.                                            30,000              30      224,970            -           -
Issuance Expenses Of Capital Stock                                  -               -      (11,250)           -           -

March 31 Issuance of Common Stock                              10,000              10       74,990            -           -
at $7.50 Per Share.

April 6 Issuance of Common Stock
at $7.50 Per Share                                             11,000              11       82,489            -           -

April 12 Issuance of Common Stock
at $7.50 Per Share                                              7,000               7       52,493            -           -

May 19 Issuance of Common Stock                                40,000              40      299,960            -           -
at $7.50 Per Share

June 6 Issuance of Common Stock
at $7.50 Per Share .                                            4,200               4       31,496            -           -
 Issuance Expenses of Capital Stock                                 -               -      (31,500)           -           -

July Issuance of Common Stock
at $7.50 Per Share.                                            70,000              70      524,930            -           -
 Issuance Expenses of Capital Stock                                 -               -      (23,125)           -           -

Aug Issuance of Common Stock                                   14,000              14      104,986            -           -
at $7.50 Per Share.

Sept Issuance of Common Stock                                 169,966             170    1,277,321            -           -
at $7.50 Per Share.
 Issuance Expenses of Capital Stock                                 -               -      (88,250)           -           -

Oct Issuance of Common Stock
at $7.50 Per Share.                                             1,960               1       14,699            -           -
 Issuance Expenses of Capital Stock                                 -               -      (14,700)           -           -

November Issuance Expenses of Capital Stock                         -               -       (5,250)           -           -


Net Loss For The Year                                             -               -            -   (2,996,323)          -


Translation Adjustment
 For The Year                                                     -               -            -            -     116,482
                                                           ----------      ----------   ----------   ----------  ----------
Balance at Dec 31, 1999                                    13,372,486          13,372    9,778,138   (8,814,132)    979,257

The accompanying notes are an integral part of these consolidated financial statements.

                                                                                                       Accumulated    Other
                                                              Common           Stock       Paid-In      Deficit    Comprehensive
                                                              Shares           Amount      Capital                    Income
                                                                                 $            $            $            $

Brought forward Balance as
at January 1, 2000                                         13,372,486          13,372    9,778,138   (8,814,132)      979,257

May Issuance of Common Stock                                  208,700             209      625,891            -             -
at $3.00 Per Share

June Issuance of Common Stock                                 416,400             416    1,248,784            -             -
at $3.00 Per Share
 Issuance Expenses of Capital Stock                                 -               -      (92,950)           -             -

Net Loss For The Year                                             -               -            -   (2,143,572)            -


Translation Adjustment
 For The Year                                                     -               -            -            -       (93,048)

Unrealized gain
on available  for sale securities                                   -               -            -            -       861,937
                                                           ----------      ----------   ----------   ----------    ----------
Balance at December 31, 2000                               13,997,586          13,997   11,559,863  (10,957,704)    1,748,146


January Issuance of Common Stock
at $0.75 Per Share                                            680,000             680      509,320            -             -

 Issuance Expenses of Capital Stock                                 -               -     (33,625)            -             -

Net Loss For The Year                                                -               -            -     (540,427)            -

Translation Adjustment
 For The Year                                                     -               -            -            -            (1)

Disposal of Available for sale security
Adjustment for Realised Gain                                        -               -            -            -    (1,611,423)

Unrealized gain
on available  for sale securities                                   -               -            -            -        16,822

                                                           ----------      ----------   ----------   ----------    ----------
Balance at December 31, 2001                               14,677,586          14,677   12,035,558  (11,498,131)      153,544
                                                           ----------      ----------   ----------   ----------    ----------

The accompanying notes are an integral part of these consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   OPERATIONS
Jyra Research Inc ("Jyra" or the "Company") was incorporated on May 2, 1996 under the laws of Delaware. The Company designs, develops, manufactures, and markets its "Service management solution" (SMS) to (i) measure application response time, and (ii) identify network problems caused by the constant increase in network traffic combined with the growing complexity of networks and network ownership scenarios. The problems result in escalating costs and major systems failures across the corporate spectrum. Management believes that current devise based network management systems do not have the capability to effectively deal with these problems.

The Company met the guidelines as a Development Stage Enterprise for the period from incorporation on May 2, 1996 until December 31, 2000.
In the opinion of the Directors the Company is no longer considered to be in the development stage and as permitted by paragraph 13 of FAS 7, the cumulative amounts and other disclosures required by the standard are no longer required to be shown.


2.   GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. In the current year the Company continues to make losses. Our existing capital resources are insufficient to enable us to continue operations as currently conducted. The cash crisis is very serious. We currently anticipate a negative cash position to occur at the end of May 2002 unless additional cash is received from the sale of our equity securities, merger, acquisition or a combination of such or from revenue arrangements. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The Company is currently in discussions with various financial and commercial parties the result of which may include financing, merger, acquisition or a combination of such. The Company's management has reasonable expectations of concluding a transaction. However there can be no assurance the Company will be able to successfully conclude any transaction. If the Company is unable to conclude a transaction, it may be unable to realize its assets and discharge its liabilities in the normal course of business. No adjustment has been made to reflect the consequence of this.


3.   RESTATEMENTS

The Company had previously recognized foreign currency transaction losses on inter-company advances that were not planned or anticipated to be settled in the foreseeable future. The 2000 financial statements have been restated to report such foreign currency transaction losses in the same manner as foreign currency transaction adjustments. The effect on the 1999 financial statements was not material.

The Company had previously recognized deferred tax liabilities in respect of the unrealized gain on available for sale securities. As there were sufficient net operating loss carry forwards available to offset such unrealised gains, no deferred tax liability was required. The 2000 and 1999 financial statements have been restated to reverse the deferred tax liability. The adjustment has no impact on the net loss reported, but increases shareholders' equity by the amount of the liability reversed?
In September 1997 there was a 1:1 stock split of the Company's common shares. The Company did not record an adjustment to reflect the par value of shares issued in connection with the stock split.
The 2000 and 1999 financial statements have been restated to reflect this adjustment.

The effect of the above restatements is summarized as below:

                                                         December 31, 2000    December 31, 1999

Deferred taxation liability as previously reported                  614,460             312,782
Adjustment                                                         (614,460)           (312,782)
                                                                -----------           ---------
Deferred taxation liability as restated                                   0                   0
                                                                -----------           ---------
Accumulated other comprehensive
income as previously reported                                     1,892,369             666,475
Adjustments                                                        (144,223)            312,782
                                                                -----------           ---------
Accumulated other comprehensive income as restated                1,748,146             979,257
                                                                -----------           ---------

Common stock as previously reported                                   7,720               7,095
Adjustment                                                            6,277               6,277
                                                                 ----------           ---------
Common stock as restated                                             13,997              13,372
                                                                 ----------           ---------

Additional paid in - Capital as previously reported              11,566,140           9,784,415
Adjustment                                                           (6,277)             (6,277)
                                                               ------------           ---------
Additional paid in - Capital as restated                         11,559,863           9,778,138
                                                               ------------           ---------

Accumulated deficit as previously reported                      (11,716,387)
Adjustment                                                          758,683
                                                                -----------
Accumulated deficit as restated                                  10,957,704
                                                                -----------

Net loss as previously reported                                   2,902,255
Adjustment                                                          758,683
                                                                -----------
Net loss as restated                                             (2,143,572)
                                                                -----------

4.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary after elimination of inter company accounts and transactions.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
Revenue is generally recognized when all significant contractual obligations have been satisfied and collection of the resulting receivable is reasonably assured. Revenue from product sales of software is recognised at time of delivery and acceptance and after consideration of all the terms and conditions of the customer contract. Sales of services are recognized at time of performance , and rental revenue is recognised proportionately over the contract term.

Cash and cash equivalents
The Company considers all highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents. Substantially all cash accounts are interest bearing.

Property and equipment
Property and equipment are stated at cost less accumulated depreciation.
Major expenditures for property and those which substantially increase useful lives are capitalised. Maintenance and repairs are expensed as incurred. Property and equipment are depreciated using the straight-line method based on the expected useful life.

Advertising
The Company follows the policy of charging the costs of advertising to expense as incurred.

Per unit royalties and support and update fees
The Company follows the policy of charging the costs of per unit royalties and support and update fees to expense as incurred.

Available for sale securities
Securities for which the Company does not have the intention to hold for the long term are classified as available for sale and are carried at fair value based on quoted market prices at the balance sheet date. Unrealised gains or losses are reported as part of other comprehensive income.

Earnings per share
Basic and diluted earnings per share are computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share are the same as primary earnings per share. All options issued by the Company were antidilutive and, accordingly, excluded from the calculation of weighted average shares.

Income taxes
Income taxes have been provided using the liability method in accordance with FASB statement No 109, Accounting for income taxes.

Stock-Based Compensation
The Company accounts for stock options and stock appreciation rights granted to employees in accordance with APB Opinion No. 25, Accounting for stock issued to Employees, and related interpretations because the Company believes the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123") requires the use of option valuation models that were not developed for use in valuing stock options.

Segment and Geographic Information.
The Company operates in one business segment, which is of designing, developing, and marketing computer network management systems to (i) maximise network productivity, (ii) minimise network downtime, and (iii) solve network problems caused by the constant increase in network traffic, combined with the growing complexity of networks.

Foreign currency translation
The functional currency for the Company's foreign subsidiary is Sterling. Assets and liabilities of the subsidiary are translated at year end rates and revenues and expenses at the average rate prevailing during the year. Translation adjustments arising from differences in exchange rates from period to period have been reported as other comprehensive income.

Software development costs
In accordance with Statement of Financial Accounting Standards No 86, Accounting for the Costs of Computer Software to be sold, leased or otherwise marketed, initial costs are charged to operations as research prior to the development of a detailed program design or a working model. When technological feasibility is established and before the product is released for sale, the Company will capitalise the direct costs and allocated overhead associated with the development of software products. Costs incurred subsequent to the product release, and research and development performed under contract will be charged to operations.

Comprehensive Income
Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS 130"), establishes rules for the reporting and display of comprehensive income and its components and requires unrealized gains or losses on the Company's available-for-sale securities and the foreign currency translation adjustments to be included in other comprehensive loss.

The components of accumulated other comprehensive income as restated are as follows:

                               Currency Translation      Unrealized Gains on
                                   Adjustments        Available-for-sale Securities       Total

Balance at January 1, 1999          (30,889)                   893,664                  862,775

Movement during year                116,482                          -                  116,482
                                    -------                  ---------               ----------
Balance at December 31, 1999         85,593                    893,664                  979,257

Movement during year                (93,048)                   861,937                  768,889
                                    -------                  ---------               ----------
Balance at December 31, 2000         (7,455)                 1,755,601                1,748,146

Movement during year                     (1)                (1,594,601)              (1,594,602)
                                    -------                  ---------               ----------
Balance at December 31, 2001         (7,456)                   161,000                  153,544
                                    -------                  ---------               ----------

5.   RECENT ACCOUNTING PRONOUNCEMENTS

Statement of Financial Accounting Standards No 133, Accounting for derivative instruments and hedging activities (SFAS 133), was effective as of January 1, 2001. SFAS 133 and SFAS 138 require that the Company record all derivatives on the balance sheet at fair value. The Company has no derivatives and no hedges and as a result these standards have no impact on the reported results.

In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 141 Business Combinations (SFAS 141), and Statement of Financial Accounting Standard No. 142, Goodwill and other intangible assets (SFAS 142). SFAS 141 requires all business combinations initiated after June 30, 2001 be accounted for under the purchase method. SFAS 142 addresses the financial accounting and reporting for acquired goodwill and other intangible assets. As the Company has no goodwill or other intangibles, this is not expected to have any impact on the results of operations or financial position of the Company.

Statement of Financial Accounting Standard No. 143, Accounting for obligations associated with the retirement of long-lived assets (SFAS 143), and Statement of Financial Accounting Standard No. 144, Accounting for the impairment or disposal of long- lived assets (SFAS 144) were issued in August and October 2001, respectively. As the Company has no material long-lived assets, this is not expected to have any significant impact on the results of operations or financial position of the Company.

6.   SUMMARY INFORMATION FOR THE COMPANY'S OPERATIONS BY GEOGRAPHIC LOCATION

                                                                 Twelve Months
                                                      2001             2000         1999
                                                                    (Restated)
Revenue
To Customers from US operations                       70,377         361,767       61,465
To Customers from UK operations                    1,064,300         578,359      469,094
                                                  ----------      ----------   ----------
Total Revenue                                      1,134,677         940,126      530,559

Operating Loss
US operations                                       (139,441)       (108,672)    (285,187)
UK Operations                                     (1,719,231)     (2,157,289)  (2,582,577)
                                                  ----------      ----------   ----------
Total operating loss                              (1,858,672)     (2,265,961)  (2,867,714)

Identifiable Assets
US operations                                        783,476       2,265,381    1,754,477
UK operations                                        268,184         478,727      516,298
                                                  ----------      ----------   ----------
Total Identifiable Assets                          1,051,660       2,744,108    2,270,775
                                                  ----------      ----------   ----------


For the year ended December 31, 2001 one customer accounted for 56% of the Company's revenue.

For the year ended December 31, 2000 five customers accounted for 10%, 12%, 12%, 13% and 19% of the Company's revenue.

For the year ended December 31, 1999 two customers accounted for 18% and 18% of the Company's revenue.

7.   Lease
The Company leases its United Kingdom facilities from a third party. The lease is for five years at a rental rate of 40,000 British Pounds sterling per annum (equivalent to $64,726). The current lease expires in August 2004.


8.   INCOME TAX
No provision for income taxes is required in the periods 2001, 2000 and 1999 due to losses incurred by the Company.

The Company's deferred tax assets, deferred tax liabilities and deferred tax valuation allowances at December 31, are as follows:

                                                          2001         2000
                                                            $             $
                                                                      Restated
Deferred tax asset
US Federal and State net operating loss carry forwards   1,300,000    920,000
Outside US                                               2,700,000  2,500,000
                                                         ---------  ---------
Total deferred tax asset                                 4,000,000  3,420,000
Deferred tax liability                                     520,000    614,460
                                                         ---------  ---------
Net deferred tax asset before valuation allowance        3,480,000  2,805,540
Less: valuation allowance                               (3,480,000)(2,805,540)
                                                         ---------  ---------
Net deferred tax asset                                           0          0
                                                         ---------  ---------


The deferred tax asset arises due to the net operating loss carry forwards. Management has based the valuation allowances due to doubts about the ability to realize these losses. The valuation allowance has increased by $674,460, and $668,000, for the years ended December 31, 2001 and 2000 respectively.

In the 2000 and 1999 financial statements, a deferred tax liability was booked in error on the unrealized gain on available for sale securities.
The profit on the disposal of available for sale securities is more than covered by the net operating loss carry forwards, so that there was no requirement to recognize a deferred tax liability. As a result the 2000 and 1999 financial statements have been adjusted.

The Company has US federal and state net operating losses of approximately $2,600,000 and $7,300,000, respectively, which expire in years beginning 2005 through 2021, if not utilized. Utilization of the US federal and state net operating loss carry forwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating loss carry forwards before full utilization.

For tax purposes, the UK based subsidiary company has approximately $10,500,000 of net operating loss carry forwards that are available for offset against profits of the same trade indefinitely.


9.  AVAILABLE FOR SALE SECURITY AND SHARE EXCHANGE


The Company originally acquired 277,018 shares in Path 1 for $166,211 and hold these as available for sale securities. At the year end the Company had disposed of all of these except for 35,000 shares with a market price of $5.20. The accounting treatment is therefore as follows:

                                                    $         $
                                                   2001      2000

Purchase consideration                            21,000     166,211
Add unrealized holding gain                      161,000   1,755,601
                                                --------   ---------
Aggregate fair value                             182,000   1,921,812
                                                --------   ---------

10. COMPENSATION AND BENEFIT PROGRAMS

EMPLOYEE STOCK PURCHASE PLAN.
The Company has adopted the Stock Option Plan (the "Plan") to attract and retain officers, non-employee directors, employees, and consultants of the Company or any of its subsidiaries or affiliates. The Plan authorizes the purchase of up to 1,000,000 shares of Common Stock through the grant of stock options and awards of restricted stock. The Company has granted options under the Plan to purchase 761,000 shares of the Company's Common Stock at varying exercise prices. The Plan will be administered by the Board of Directors ("Administrator"). In general, the Administrator will determine which eligible officers, directors, employees and consultants of the Company may participate in the Plan and the type, extent and terms of the stock option grants and awards of restricted. The Plan was adopted on July 20, 1996. The Plan provides for the granting of incentive stock options as defined in
Section 422 of the Internal Revenue Code, as well as non-incentive stock options. All options are awarded at not less than the market price of the Company's common stock on the date of grant. Such options expire on the fifth anniversary of the date on which the option was granted.

Transactions involving the Plan are summarised as follows:

                                                           AVERAGE
                                                           OPTION PRICE
                                           OPTION PRICE    PER
 OPTION SHARE         SHARES     RANGE     PER SHARE       SHARE

Balance At Jan 1, 1999 954,000            0.20 - 9.25       $6.93
Granted                 55,000                8.00          $8.00
Exercise                     -                 -
Forfeited              200,000            3.50 - 8.50       $7.23
Balance Dec 31,1999,   809,000            0.20 - 9.25       $6.83
Granted                  5,000                8.00          $8.00
Exercise                     -                 -
Forfeited              135,000            2.00 - 8.00       $5.61
Balance Dec 31, 2000,  679,000            0.20 - 9.25       $7.20
Granted                728,500                0.60          $0.60
Exercise                     -                 -
Surrendered            646,500            2.00 - 9.25       $7.55
Balance Dec 31,2001,   761,000            0.20 - 0.60       $0.58

Of the 761,000 options outstanding at December 31, 2001, 40,000 were exercisable at December 31, 2001 At December 31, 2001 there were 239,000 shares available for future grants.

EXECUTIVE EMPLOYEE STOCK PURCHASE PLAN
The Company has adopted the Executive Stock Option Plan (the "Executive Plan") to attract and retain Key executive of, or independent Advisors to the Company or any of its subsidiaries or affiliates. The Executive Plan authorises the purchase of up to 300,000 shares of Common Stock through the grant of stock options and awards of restricted stock. The Company has granted options under the Plan to purchase 120,000 shares of the Company's Common Stock at varying exercise prices. The Executive Plan will be administered by the Board of Directors ("Administrator"). In general, the Administrator will determine which eligible officers, directors, employees and consultants of the Company may participate in the Executive Plan and the type, extent and terms of the stock option grants and awards of restricted. The Executive Plan was adopted September 1, 1998. The Executive Plan provides for the granting of incentive stock options as defined in Section 422 of the Internal Revenue Code, as well as non-incentive stock options. All options are awarded at not less than the market price of the Company's common stock on the date of grant. Such options expire on the fifth anniversary of the date on which the option was granted.

Of the 120,000 shares granted, all are fully exercisable from the date of grant. At Dec 31, 2001 there were 120,000 shares under option plan for key employees and there were 180,000 shares available for future grants.

Transactions involving the Executive Plan are summarised as follows:

                                                            AVERAGE
                                                          OPTION PRICE
                                          OPTION PRICE        PER
OPTION SHARE           SHARES     RANGE     PER SHARE        SHARE

Balance At Jan 1,1999  255,000               $5.50           $5.50
Granted                   -                    -               -
Exercise                  -                    -               -
Forfeited                 -                    -               -
Balance Dec 31, 1999   255,000               $5.50           $5.50
Granted                 45,000               $2.00           $2.00
Exercise                  -                    -               -
Forfeited              120,000               $5.50           $5.50
Balance Dec 31, 2000   180,000           $2.00 - $5.50       $4.625
Granted                120,000               $0.60           $0.60
Exercise                  -                    -               -
Surrendered            180,000           $2.00 - $5.50       $4.625
Balance December 31, 2001   120,000               $0.60           $0.60

For purposes of the pro forma disclosure, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants in 2001, 2000 and 1999, respectively: risk-free interest rates of 4.5%, 6.00%, and 5.75%; volatility factors of the expected market price of the Company's Common Stock of 99%, 87% and 60% respectively and a weighted-average expected life of the options of 4 years. There was no dividend yield included in the calculation as the Company does not pay dividends. The weighted-average fair value of options granted during 2001, 2000, and 1999 was $0.33, $2.89, and $3.26.

Had the Company elected to adopt the fair value approach of Statement of Financial Accounting Standards No 123, Accounting for stock based compensation, there would be no material impact on reported net income for the years reported. This may not be representative of future disclosure since the estimated fair value of stock options is amortised to expense over the vesting period and additional options may be granted in future years.

During 2001, 826,500 options to purchase common shares at exercise prices ranging from $2 to $9.25 were surrendered by their holders back to the Company. During 2001 the Company issued new options to purchase common shares at an exercise price of $0.60, a premium to the market price of the Company's common stock on the date the new options were granted. The new options generally vest over two years and expire after five years. These new options will be accounted for as variable awards until they are exercised, forfeited or expire unexercised. Since the Company's stock price continued to decline after the issuance of these new options, no compensation expense was recorded during the year ended December 31, 2001.

11.   QUARTERLY FINANCIALS - RESTATED

The restatement referred to below, which is discussed more fully in note 3, related to accounting for foreign currency translation losses on inter-company advances and deferred taxes on available for sale securities. The impact on the quarterly amounts reported in Form 10-Q in 2001 and 2000 is as follows:

QUARTERLY FINANCIAL SUMMARY
(In $000 except for per share data)

As previously reported
Unaudited
                            September 30            June 30        March 31

2001
Revenue                        403                    274             357
Operating loss                (328)                  (514)           (379)
Net profit/(loss)              156                   (898)           (971)
Earnings/(Loss) per share     0.01                  (0.06)          (0.07)

2000
Revenue                        136                    111             435
Operating loss                (782)                  (585)           (220)
Net loss                      (954)                  (966)           (497)
Loss per share               (0.07)                 (0.07)          (0.04)

As restated - Unaudited                            Restated        Restated        Restated
                                                 September 30      June 30         March 31
                                                       $                $             $
2001
Revenue                                               403              274           357
Operating loss                                       (328)            (514)         (379)
Net profit/(loss)                                    (147)            (442)          (77)
Earnings/(Loss) per share                           (0.01)           (0.03)        (0.01)

2000
Revenue                                               136              111          435
Operating loss                                       (782)            (585)        (220)
Net loss                                             (798)            (606)        (280)
Loss per share                                      (0.06)           (0.04)       (0.02)


The net profit/loss previously reported can be reconciled to the restated amounts as follows:-

Unaudited
                                                   September 30      June 30       March 31
                                                        $               $             $
2001
Net (loss)/profit as previously reported               156             (898)       (971)
Exchange differences on Inter Company adv             (369)             421         786
Income Tax on Investments  sold                         66               35         108
                                                       ---              ---         ---
As restated                                           (147)            (442)        (77)
                                                       ---              ---         ---
2000
Net (loss)/profit as previously reported              (954)            (966)       (497)
Exchange on InterCompany                               156              360         217
                                                       ---              ---         ---
As restated                                           (798)            (606)       (280)
                                                       ---              ---         ---



REPORT OF INDEPENDENT AUDITORS
to the shareholders and Board of Directors  Jyra Research Inc.

(none)

ITEM 9.     Changes in and disagreements with accountants on
              accounting and financial disclosures

NONE

ITEM 10.    Directors and executive officers of the registrant

EXECUTIVE OFFICERS AND DIRECTORS OF THE REGISTRANT

The executive officers and Directors of Jyra Research Inc and their ages as of April 22, 2002 are as follows:



NAME                          AGE                   POSITION

Roderick Adams                 38             President, CEO, Chairman
                                              of the Board

Paul Robinson                  39             Director, VP-Business
                                                        Development

Peter Lynch                    46             Director, VP-Technology


Robin Elsom                    41             Director, VP Product Development


Nigel Williams                 38             Director


         Directors were elected on November 5, 1999 and are expected to hold these positions until the next Annual General Meeting of Shareholders during 2002. There are no arrangements or understandings among any of the directors regarding their election as director.

Roderick "Archie" Adams was appointed on 23rd June 2000 to be the Company's President, CEO, and Chairman of the Board of Directors. Prior to that he served as the Company's Vice President - Corporate Development. He has served as a director of the Company since its inception in May 1996. From March 1998 to December 2000, Mr. Adams also served as a Director of Path 1 Network Technologies Inc., a start-up company, which is engaged in the business relating to computer, telephone and video networks. Since 1991 Mr. Adams has acted as a consultant to a number of companies seeking financing. Mr. Adams provides services and advice on corporate matters including fund raising, listings and quotes, investor and media relations.

Paul Robinson served as Chairman of the Board of Directors, President, and Chief Executive Officer of the Company from 3rd June 1996 until 23rd June 2000, on which date he resigned his position as Chairman, President and Chief Executive Officer to concentrate his activities on business development. From March 1998 to December 2000, Mr. Robinson also served as a Director of Path 1 Network Technologies Inc., a start-up company, which is engaged in the business relating to computer, telephone and video networks. From August 1995 to 1st October 1996, Mr. Robinson was an Account Manager for Cisco Systems, handling customers in the United Kingdom financial sector. From 1992 to August 1995 Mr. Robinson was employed by Biss Ltd. as a new business sales executive. From 1989 to 1992 Mr. Robinson was a sales executive for Prime Computers in the United Kingdom. In 1990, Mr. Robinson was transferred to Thailand where he was sales manager for Southeast Asia.

Peter Lynch has served as a director of the Company since its inception in May 1996. Mr Lynch has over twenty years of data telecommunications industry experience, primarily in network software development. Between 1990 and 1996, Mr. Lynch held various management positions with Wang BISS Ltd. in the areas of system engineering, product marketing, and regional operations. Prior to 1990, Mr. Lynch completed several networking product developments for Prime Computer R&D. Mr. Lynch earned a Degree in Engineering from Imperial College, London and is a Chartered Engineer.

     Robin Elsom has served as a director of the Company since July 1998, before that he served as a director of Jyra Research Ltd., the Company's wholly-owned English subsidiary, since April 6, 1997. Prior to that time, Mr. Elsom was employed by Wang Laboratories where he reported to the President of Wang. Mr. Elsom was responsible for developing Service Management technologies, to be utilised by I-Net, the outsourcing division of Wang. Mr. Elsom was part of the technology evaluation team which undertook the $250 million acquisition of I-Net in 1996. Previously, Mr. Elsom was a founder and, from 1991, a Technical Director of BISS Ltd. In 1993, he was one of the directors who secured funding for, and successfully completed a management buy-out of, BISS Ltd. Mr Elsom intends to spend all of his time on the Company's affairs.

Nigel Williams has served as a director of the Company since July 1998 and is currently Senior VP of Business Development of Digiquant. From July 1998 until June 2000, Nigel served as VP Business Development prior to that he was the UK Sales Director for the Company from September 1997. From March 1992 through September 1997 he held various positions at Cisco Systems rising to the position of Regional Sales Director for the UK Banking Region. Prior to his employment with Cisco Systems, Mr Williams was employed by Ungermann Bass Corp., where he spent four years selling data networking systems to companies in London England.

Item  11. EXECUTIVE  COMPENSATION.

                         SUMMARY COMPENSATION TABLE *

LONG-TERM
                                   ANNUAL COMPENSATION         COMPENSATION
                                    ------------------------------------------------
                                                                           AWARDS
                                                                        ------------
                                                                        SECURITIES
                              FISCAL            OTHER        ANNUAL     UNDERLYING       ALL OTHER
 NAME AND PRINCIPAL POSITION   YEAR  SALARY(1)  BONUS(1)  COMPENSATION    OPTIONS(#)  COMPENSATION
- --------------------------  ------ ---------  --------  -------------  ----------   -------------

Roderick Adams................2001    54,800          0           0            0               0
 President and Chief,         2000    43,000          0           0            0               0
 Executive Officer            1999    43,000          0           0            0               0

Paul Robinson.................2001    56,550          0           0            0               0
 Director VP Business         2000    46,500          0           0            0               0
 Development                  1999    46,500          0           0            0               0

Peter Lynch    ...............2001    57,350          0           0            0               0
  Director, VP Technical      2000    46,500          0           0            0               0
                              1999    46,500          0           0            0               0

Robin Elsom...................2001    56,550          0           0            0          21,700
  Director                    2000    46,500          0           0            0               0
                              1999    46,500          0           0            0               0

 (1) *  All monetary amounts in this table are in English pounds sterling.

OPTION GRANTS TO EXECUTIVE OFFICERS

OPTION GRANTS

   The following table contains information concerning the stock option grants made to each of the Named Executive Officers in the fiscal year ended December 31, 2001.

                                                                                   POTENTIAL
                                                     INDIVIDUAL GRANT           REALIZABLE VALUE
                                              --------------------------------     AT ASSUMED
                                               % OF TOTAL                       ANNUAL RATES OF
                                    NUMBER OF    OPTIONS                           STOCK PRICE
                                    SECURITIES   GRANTED                           APPRECIATION
                                    UNDERLYING     TO
                                     OPTIONS    EMPLOYEES  EXERCISE             FOR OPTION TERM(4)
                                     GRANTED       IN        PRICE   EXPIRATION -------------------
               NAME                  (#)(1)      1998(2)   ($/SH)(3)     DATE      5% ($)   10% ($)
- - ------------------------------------------------------------------------------ -----------------
Robin Elsom..........................200,000     26.3%      $0.60       08/26/06  $33,154   $73,261

(1) On August 27, 2001, the Company granted Mr. Elsom 200,000 option shares at an exercise price of $0.60 per
    share, which was at a 50% premium to the     closing price, as reported by the OTC Bulletin Board on the option grant date.

(2) Based on an aggregate of 761,000 option shares granted in fiscal 1998.

(3) The exercise price per share of options granted represented a 50% premium to the closing price, as reported by the OTC Bulletin Board on the option grant date.

(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the
    Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 7-year option term will be at the assumed 5% or 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.


   Stock appreciation rights granted to the Named Executive Officers during such year.

NONE

OPTION EXERCISES AND FISCAL YEAR-END VALUES

   The following table sets forth information concerning the year-end number and value of unexercised options with respect to each of the Named Executive Officers. No options were exercised by the Named Executive Officer in fiscal year 2000

                                                        NUMBER OF
                                                       SECURITIES             VALUE OF
                                                       UNDERLYING            UNEXERCISED
                                                       UNEXERCISED          IN-THE-MONEY
                                                         OPTIONS               OPTIONS
                                                     AT FY-END(#)(1)       AT FY-END($)(2)
                                                   ------------------- -----------------------
                       NAME                         VESTED   UNVESTED    VESTED     UNVESTED
- ---------------------------------------------------------------------- ----------- -----------
Robin Elsom..........................................0     200,000           0          0


(1) Each of the options listed in the table is immediately exercisable.

(2) Based on the fair market value of the Company's Common Stock at fiscal year end December 31, 2001 and such value is equal to the closing price ($0.42 per share), as reported by the OTC Bulletin Board, less the exercise price payable for such shares.

PRINCIPAL STOCKHOLDERS


     The table below sets forth certain information regarding the beneficial ownership as of the date hereof and as adjusted to reflect the sale of Common Stock offered hereby, by (i) each person known by us to own beneficially five percent or more of the Common Stock, (ii) each of the Company's directors,
(iii) each of the Named Officers and (iv) all directors and executive officers as a group. Except as otherwise indicated, (x) we believe that each of the beneficial owners of the Common Stock listed in the table, based on information furnished by such owner, has sole investment and voting power with respect to such shares, and (y) the address of the beneficial owner is the address of the principal executive offices of the Company. The information set forth in the table and accompanying footnotes has been furnished by the named beneficial owners.

Item  12.      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

SECURITY OWNERSHIP OF MANAGEMENT (1) (2)

TITLE OF CLASS        NAME OF        AMOUNT AND             PERCENT
                 BENEFICIAL OWNER    NATURE OF                OF
                                     BENEFICIAL              CLASS
                                     OWNERSHIP

Common            Roderick Adams      1,460,000               9.9%
                  Hamilton House         Direct
                  111 Marlowes
                  Hemel Hempstead
                  Herts  HP1 1BB
                  United Kingdom

Common            Paul Robinson       1,470,000              10.0%
                  Hamilton House         Direct
                  111 Marlowes
                  Hemel Hempstead
                  Herts  HP1 1BB
                  United Kingdom

Common            Peter Lynch         1,470,000              10.0%
                  Hamilton House         Direct
                  111 Marlowes
                  Hemel Hempstead
                  Herts  HP1 1BB
                  United Kingdom

Common            Robin Elsom            30,000  (3)            *
                  Hamilton House         Direct
                  111 Marlowes
                  Hemel Hempstead
                  Herts  HP1 1BB
                  United Kingdom

Common            Nigel Williams         30,000  (4)            *
                  Hamilton House        Direct
                  111 Marlowes
                  Hemel Hempstead
                  Herts  HP1 1BB
                  United Kingdom

All executive officers and directors as a group
 (6 persons)                          4,460,000              30.4%

*  Less than one percent of the outstanding shares of Common Stock.

Item  12.      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.
                (Con't)

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 22, 2002 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing percentage ownership of each other person. To the Company's knowledge, the entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Percentage ownership is based on 14,677,586 shares of Common Stock outstanding on April 22, 2002.

(3) Includes 30,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of April 22, 2002.

(4) Includes 30,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of April 22, 2002.

Item 13.  Certain Relationships and Related Transactions.



NONE

                                    PART IV

Item 14, Exhibits, Financial Statement Schedules and Reports on Form 8-K

(a)  Financial Statements

         See list of financial statements set forth in "Item 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA."

(b)  Reports on Form 8-K

         NONE

(c)  Exhibits

     3. (i) Articles of Incorporation. Filed as exhibit 3.01 (i) to Jyra Research Inc. Registration Statement on Form S-1. SEC File No. 333-19183.

     4. (ii) By-Laws. Filed as exhibit 3.01 (ii) to Jyra Research Inc. Registration Statement on Form S-1. SEC File No. 333-19183.

     5. Instruments defining the Rights of Security Holders, Including Indentures. Reference is made to 3 (ii) above.

     10.  Material Contracts.

           10.01  Amended and Restated Stock Option Plan.  Filed as exhibit
10.01 to Jyra Research Inc. Registration Statement on Form S-1. SEC File No. 333-19183.

           10.02 Technology License and Distribution Agreement dated July 19, 1996 with Sun Microsystems, Inc. Filed as exhibit 10.02 to Jyra Research Inc. Registration Statement on form S-1. SEC File No. 333-19183. (Confidential information has been omitted and filed separately with the SEC).

           10.03  Form of Indemnification Agreement of Directors. Filed as
exhibit 10.03 to Jyra Research Inc. Registration Statement on Form S-1. SEC File No. 333-19183.

           10.04 Agreement dated March 26, 1998 between Jyra Research Inc. and Socrates Inc. Filed as exhibit 10.04 to Jyra Research Inc. Annual Report on Form 10K - filed March 31, 1999. SEC File No. 333-19183

           10.05 Heads of Agreement dated July 24, 1998 between Jyra Research Inc. and Siemens Nixdorf Informationssysteme AG. Filed as exhibit
10.05 to Jyra Research Inc. Annual Report on Form 10K - filed March 31, 1999. SEC File No. 333-19183

           10.06 Executive Stock Option Plan dated September 1, 1998. Filed as exhibit 10.06 to Jyra Research Inc. Annual Report on Form 10K - filed March 31, 1999.. SEC File No. 333-19183

           10.07 Path 1 Option Agreement Between Franklin S. Felber and Jyra Research Inc. dated January 25, 1999. Filed as exhibit 10.07 to Jyra Research Inc. Annual Report on Form 10K - filed March 29, 2000. SEC File No. 333-19183

           10.08   Path 1 Lock-Up Agreement dated January 25, 1999. Filed as
exhibit 10.08 to Jyra Research Inc. Annual Report on Form 10K - filed March 29, 2000. SEC File No. 333-19183

           10.09 Settlement Agreement and Mutual Release among Path 1 Network Technologies Inc., Douglas A. Palmer, Ronald D. Fellman, JYRA Research Inc., Roderick C.H. Adams, Leslie A. Fellman, Linda Palmer, Franklin Felber and Merril Felber dated January 4, 2001.




           21.01   Subsidiaries of the Registrant.

        The only subsidiary of the Registrant is Jyra Research Ltd., a corporation organised under the laws of the United Kingdom.

                                   SIGNATURES


PURSUANT TO THE REQUIREMENTS OF SECTION 13 or 15 (d) OF THE SECURITIES ACT OF 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorised. IN THE TOWN OF HEMEL HEMPSTEAD, ENGLAND, ON May 1, 2002.
                                                 Jyra Research Inc.

                                                 /s/ Roderick Adams
                                                 ____________________
                                                 Roderick Adams,
                                                 President

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the date indicated.

                                                  /s/ Roderick Adams
                                                  _____________________
                                                  Roderick Adams
                                                  President & CEO
                                                 (Principal Financial
                                                  and Accounting Officer)


                                                  /s/ Paul Robinson
                                                  ____________________
                                                  Paul Robinson
                                                  Director


                                                  /s/ Peter Lynch
                                                  _____________________
                                                  Peter Lynch
                                                  Director


                                                  /s/ Robin Elsom
                                                  _____________________
                                                  Robin Elsom
                                                  Director